Exhibit 4.1


Form of Common Stock Certificate

                       Incorporated under the Laws of the
                               State of California

Number                                                                    Shares


                      Alliance Consumer International, Inc.
                         50,000,000 Shares, No Par Value
                                  Common Stock

              This is to certify that _____________ is the owner of ____________ fully paid and non-assessable shares of the above Corporation, transferable only on the books of the Corporation, by the holder hereof in person or by duly authorized attorney upon surrender of their certificate properly endorsed.


              Witness, the seal of the corporation and the signatures of its duly authorized officers.



_________________,Secretary           [SEAL]     ____________________, President




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